KYIVSTAR GROUP LTD.
Insider Trading Compliance Policy

Policy Owner:     Head of Legal
Effective Date:    August 14, 2025 (as amended on November 21, 2025 and March 1, 2026)

Kyivstar Group Ltd. (the “Company”) seeks to promote a culture that encourages ethical conduct and a commitment to compliance with the law. We require our personnel to comply at all times with U.S. federal laws and regulations governing insider trading. This policy sets forth procedures designed to help comply with these laws and regulations.
Persons Covered
You must comply with this policy if you are:
•a director, officer or employee;
•an entity controlled by a director, officer or employee; or
•a contractor, consultant, or other person designated by the Company (collectively “Kyivstar Group Personnel”.
Kyivstar Group Personnel are responsible for ensuring that members of their household comply with this policy.
Policy Statement
Unless otherwise permitted by this policy, you must not:
•trade in any security of the Company while you possess material nonpublic information about the Company;
•trade in any security of any other company, while you possess material nonpublic information about the other company that you obtained in connection with your employment by or service to the Company;
•directly or indirectly communicate material nonpublic information to anyone outside the Company unless you follow Company policy regarding confidential information; or
•directly or indirectly communicate material nonpublic information to anyone within the Company except on a need-to-know basis.

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For this purpose:
•securities includes shares, bonds, notes, debentures, options, warrants, equity and other convertible securities, as well as derivative instruments;
•trade means any purchase, sale, gift, transfer or contract to purchase, acquire, sell, dispose of or otherwise transfer a security of the Company.
•material means likely to have a significant effect on the market price of the security (also understood to mean a substantial likelihood that a reasonable investor would consider the information important in making an investment decision); and
•nonpublic means not broadly disseminated to the general public so that investors have been able to factor the information into the market price of the security.
To understand how these terms apply to specific circumstances, or for any other questions about this policy, you should ask the Company’s Head of Legal (the “Compliance Officer”).
Prohibited Transactions
Kyivstar Group Personnel may not engage in:
•short sales (i.e., sales of shares that you do not own at the time of sale);
•options trading, including puts, calls, or other derivative securities on an exchange, an over-the-counter market, or any other organized market;
•hedging transactions, such as prepaid variable forward contracts, equity swaps, collars, exchange funds, or other transactions that hedge or offset any decrease in market value of the Company’s equity securities; and
•pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account.
Blackout Periods
Quarterly Blackout Periods
A “quarterly blackout period” shall, unless expressly communicated otherwise by the Compliance Officer in consultation with the Executive Chairman:
•begin on the last business day of each fiscal quarter; and
•end on the third business day (with the day of release counting as the first business day) following the publication by the Company of its quarterly and/or annual results for the applicable period (each an “Earnings Release”). For example, if there is an Earnings Release early on Thursday morning, the Trading Blackout Period would end at the open of business on the following Monday morning.

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No Kyivstar Group Personnel shall trade in securities during a quarterly blackout period unless such trade has been explicitly approved by the Compliance Officer or is otherwise permitted by this policy.
Additional Blackout Period
From time to time, the Compliance Officer, in consultation with the Executive Chairman, may determine that an “additional blackout period” is appropriate and will notify Kyivstar Group Personnel promptly as appropriate. Kyivstar Group Personnel must not trade any security of the Company during an additional black out period, except as otherwise permitted by this policy, and must not disclose that an additional blackout period is in effect.
It is the responsibility of each Kyivstar Group Personnel transacting in any security of the Company to be aware of and to comply with all blackout periods. A “blackout period” means any quarterly black out period or any additional blackout period.
Pre-Clearance of Transactions
If a Kyivstar Group Personnel wishes to execute a transaction involving securities, such person must obtain pre-clearance approval by:
•delivering to the Compliance Officer (via hard copy or by e-mail) a written request for pre-clearance on Form A (see Appendix 1), prior to initiating any transaction; and
•completing the approved trade(s) outside of a blackout period and, in any event, within 5 business days of receiving pre-clearance approval. If a pre-cleared transaction is not affected within that 5-day period, a new request for pre-clearance must be submitted and approved by the Compliance Officer prior to executing the transaction.

Pre-clearance approval:
•may be granted or withheld in the sole discretion of the Compliance Officer (or the Executive Chairman for transactions by the Compliance Officer);
•remains valid for five business days for transactions without a proposed transaction date;
•remains subject to your independent obligation to confirm that you do not possess material nonpublic information at the time of your transaction;
•will not constitute legal advice that a proposed transaction complies with applicable law;
•will not result in liability to the Company or any other person if delayed or withheld; and

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•is not required for “sell-to-cover” transactions pursuant to a policy adopted by the Company or transactions under a previously approved Rule 10b5-1 plan or a previously approved non-Rule 10b5-1 trading arrangement.
Section 16(a) Reporting Obligations
Executive officers and directors of the Company subject to the reporting obligations under Section 16(a) of the Securities Exchange Act of 1934, as amended, should file all appropriate Section 16(a) reports, including Forms 3, 4 and 5. Should you have any questions on the Section 16(a) reporting obligations applicable to Company executive officers and directors, please contact the Compliance Officer.
Exempt Transactions
This policy, except for provisions set forth in the Prohibited Transactions section below, does not apply to:
•transactions directly with the Company;
•gift transactions for family or estate planning purposes, where securities are gifted to a person or entity subject to this policy, except that gift transactions involving Company securities are subject to pre-clearance;
•transactions relating to equity incentive awards without any open-market sale of securities (e.g., cash exercises of share options or the “net settlement” of restricted share units but not broker-assisted cashless exercises or open-market sales to cover taxes upon the vesting of restricted share units);
•“sell-to-cover” transactions pursuant to a non-discretionary policy adopted by the Company that is intended to facilitate the payment of withholding taxes associated with vesting of equity awards (other than share options);
•an arrangement that results in no effective change in the beneficial interest in such the securities of the company (e.g., transfer of securities already held in a trust of which the Kyivstar Group Personnel is the beneficial owner);
•transactions under a pre-cleared Rule 10b5-1 plan; or
•transactions under a pre-cleared non-Rule 10b5-1 trading arrangement as defined in Item 408(c) of Regulation S-K).
•transactions under a trading plan that satisfies either:
othe conditions of Rule 10b5-1; or
othe elements of a non-Rule 10b5-1 trading arrangement as defined in Item 408(c) of Regulation S-K; and

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othe Compliance Officer (or the Executive Chairman for trading plans involving the Compliance Officer) has pre-approved.
A trading plan may be modified outside of a blackout period when you do not possess material nonpublic information. Modifications to and terminations of a trading plan must be pre-approved by the Compliance Officer (or the Executive Chairman for trading plans involving the Compliance Officer).
Post-Termination Transactions
If you possess material nonpublic information when your employment by or service to the Company terminates, the restrictions set forth in “Policy Statement” above continue to apply until that information has become public or is no longer material.
Policy Administration
The Compliance Officer has authority to interpret, amend and implement this policy. This authority includes interpreting or waiving the terms of the policy, to the extent consistent with its general purpose and applicable securities laws. The Executive Chairman will administer the policy as it applies to any trading activity by the Compliance Officer. The Board will approve any waiver of the terms of this policy for directors or executive officers.
Certification of Compliance
You may be asked periodically to certify your compliance with the terms and provisions of this policy.

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Appendix 1

FORM A
Request for Approval to Trade in Securities of Kyivstar Group Ltd. (the “Company”)

To:	Compliance Officer
From:	Name
Signature
Date:
Time:

I hereby certify that I am not in possession of material nonpublic information concerning the Company.

I hereby request approval for (circle one)

•MYSELF
•A MEMBER OF MY FAMILY OR ANOTHER PERSON LIVING IN THE SAME HOUSEHOLD AS ME
•OTHER (please insert name of person/entity)

Type of Transaction (circle one):
•PURCHASE
•SALE
•EXERCISE OPTION (AND HOLD SHARES)
•EXERCISE OPTION (AND SELL SHARES)
•OTHER

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Securities Involved in Transaction:

Number of common shares (or ADSs)
Number of registered shares represented by option:
Other (please explain):

Beneficial Ownership (if not applicable, please write “N/A”):

Name of beneficial owner if other than yourself:
Relationship of beneficial owner to yourself:

THIS AUTHORIZATION IS VALID FOR ONLY 5 BUSINESS DAYS AFTER THE TIME OF APPROVAL OR UNTIL THE NEXT TRADING BLACKOUT PERIOD COMMENCES, WHICHEVER COMES FIRST. THIS AUTHORIZATION SHOULD NOT BE INTERPRETED AS LEGAL ADVICE.

Approved by:
Compliance Officer

Name:

Date:

Time:

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